Exhibit 99.1

JMP Group Reports Second Quarter 2020 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 29, 2020--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended June 30, 2020.

A summary of JMP Group’s operating results for the quarter and six months ended June 30, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2020	Mar. 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Total net revenues	$29,993	$5,267	$28,068	$35,260	$55,235

Net income/(loss) attributable to JMP Group	$1,124	($11,748)	($1,112)	($10,624)	$3,957
Net income/(loss) attributable to JMP Group per share	$0.06	($0.60)	($0.05)	($0.54)	$0.19

Operating net income/(loss)	$2,591	($537)	($697)	$2,054	$972
Operating net income/(loss) per share	$0.13	($0.03)	($0.03)	$0.10	$0.05

Book value per share	$2.87	$2.64	$3.91	$2.87	$3.91
Adjusted book value per share	$3.69	$3.45	$4.67	$3.69	$4.67

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“Our second-quarter operating earnings of $0.13 per share were much better than anticipated just a few months ago, as unprecedented fiscal and monetary stimuli spurred a sharp recovery in U.S. equity prices, directly benefitting JMP Securities’ equity capital markets and brokerage revenues,” said Chairman and Chief Executive Officer Joe Jolson. “Moreover, with our employees continuing to work remotely due to the pandemic, our non-compensation expenses were unusually low for the quarter. These factors combined to produce one of the best quarters ever for JMP Securities, which contributed $0.14 per share to operating net income.

“While lagging the equity markets, leveraged loan prices also improved during the second quarter, and defaults remained below the level we assumed when recording a large negative mark on our CLO securities in the first quarter. As a result, the increased fair value of our CLO securities added $0.11 per share to our book value as of June 30, over and above the addition from our strong operating results.

“Looking ahead, JMP Group is well positioned to benefit from continued economic recovery, especially if that recovery gives us the opportunity to complete many of the strategic advisory transactions in our pipeline and to add new mandates.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and six months ended June 30, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2020	Mar. 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Broker-dealer	$0.14	($0.01)	($0.04)	$0.13	($0.09)

Asset management:
Asset management fee income	(0.01)	(0.02)	(0.01)	(0.02)	(0.04)
Investment income	0.08	0.07	0.09	0.14	0.31	(1)
Total asset management	0.07	0.05	0.07	0.12	0.28

Corporate costs	(0.08)	(0.07)	(0.07)	(0.15)	(0.14)

Operating EPS (diluted)	$0.13	($0.03)	($0.03)	$0.10	$0.05
(1)	Includes a gain of $0.08 per share on the sale of a controlling interest in JMP Credit Advisors LLC to Medalist Partners LP.
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $21.6 million, an increase of 21.8% from $17.7 million for the quarter ended June 30, 2019. For the six months ended June 30, 2020, investment banking revenues were $36.2 million, an increase of 22.3% from $29.6 million for six months ended June 30, 2019.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2020, and for comparable prior periods, is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2020		Mar. 31, 2020		June 30, 2019		June 30, 2020		June 30, 2019
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	22	$14,569	17	$8,556	25	$12,328	39	$23,125	42	$19,117
Strategic advisory and private placements	5	7,026	4	6,069	3	5,408	9	13,095	9	10,498
Total	27	$21,595	21	$14,625	28	$17,736	48	$36,220	51	$29,615

Brokerage

Net brokerage revenues were $5.6 million, an increase of 21.2% from $4.7 million for the quarter ended June 30, 2019. For the six months ended June 30, 2020, net brokerage revenues were $9.8 million, an increase of 7.0% from $9.2 million for the six months ended June 30, 2019.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $20.2 million and $33.0 million for the quarter and six months ended June 30, 2020, respectively, compared to $17.0 million and $28.3 million for the quarter and six months ended June 30, 2019, respectively.

Asset Management

Asset management fees were $1.7 million, a decrease of 27.3% from $2.4 million for the quarter ended June 30, 2019. For the six months ended June 30, 2020, asset management fees were $3.4 million, a decrease of 15.5% from $4.1 million for the six months ended June 30, 2019.

A summary of the company’s client assets under management for the quarter ended June 30, 2020, and for comparable prior periods, is set forth below.

(in millions)	Jun. 30, 2020	Mar. 31, 2020	Jun. 30, 2019
Client assets under management (1)	$590	$549	$544
Assets under management by sponsored funds (2)	5,102	5,136	5,109
Client assets under management, including sponsored funds	$5,692	$5,685	$5,653
(1)	Includes assets managed by Harvest Capital Strategies, JMP Asset Management, and HCAP Advisors on behalf of third parties.
(2)	Sponsored funds are asset management strategies in which JMP Group owns an economic interest. Includes assets managed by Medalist Partners Corporate Finance, the former JMP Credit Advisors.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $48,000, compared to a net realized and unrealized gain of $1.4 million for the quarter ended June 30, 2019. For the six months ended June 30, 2020, principal transactions generated a net realized and unrealized loss of $17.6 million, compared to a net realized and unrealized gain of $6.7 million for the six months ended June 30, 2019. The year-over-year differences are largely due to the recent impairment of CLO equity owned by JMP Group. A reduction in the net present value of forecasted cash flows through the end of the expected life of the collateralized loan obligations required an impairment charge in the amount of $1.0 million for the quarter ended June 30, 2020, and $13.5 million for the quarter ended March 31, 2020. However, for the quarter ended June 30, 2020, despite the aforementioned impairment charge of $1.0 million, the fair value of the company’s CLO investments increased by $4.8 million. Under the relevant accounting standards for available-for-sale securities, substantially all of this increase does not flow through JMP Group’s income statement but is instead reflected on the company’s balance sheet, as well as its statement of comprehensive income (loss), at period-end. For the quarter ended March 31, 2019, JMP Group recognized a gain of $3.4 million on the sale of a majority interest in JMP Credit Advisors.

Net Interest Income

Net interest income was $0.2 million, a decrease of 80.0% from $0.8 million for the quarter ended June 30, 2019. For the six months ended June 30, 2020, net interest income was $0.6 million, a decrease of 86.2% from $4.4 million for the six months ended June 30, 2019. The year-over-year differences are primarily due to a change in the recognition of income from investments in collateralized loan obligations following the sale of a majority interest in JMP Credit Advisors to Medalist Partners in March 2019.

Expenses

Compensation and Benefits

Compensation and benefits expense was $22.4 million, compared to $19.9 million for the quarter ended June 30, 2019. As a percentage of net revenues, compensation and benefits expense was 74.6%, compared to 71.1% for the quarter ended June 30, 2019. For the six months ended June 30, 2020, compensation and benefits expense was $38.6 million, compared to $37.2 million for the six months ended June 30, 2019. As a percentage of net revenues, compensation and benefits expense was 109.5%, compared to 67.3% for the six months ended June 30, 2019.

Non-Compensation Expense

Non-compensation expense was $6.3 million and $14.5 million for the quarter and six months ended June 30, 2020, respectively, compared to $9.8 million and $18.7 million for the quarter and six months ended June 30, 2019, respectively.

Share Repurchase Activity

JMP Group did not repurchase any outstanding common shares during the quarter ended June 30, 2020.

Personnel

At June 30, 2020, the company had 191 full-time employees, compared to 192 at March 31, 2020, and 200 at June 30, 2019.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) excludes the impact of the early retirement of debt issued by JMP Group and a collateralized loan obligation (or “CLO”), (iii) excludes transaction costs related to a CLO, (iv) excludes amortization expense related to a CLO, (v) reverses unrealized gains or losses related to real estate investment properties, (vi) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of restricted stock units and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the impairment of CLO equity recorded among principal transactions, as the company believes that the forecasted reduction in future cash flows will be mitigated by a change in the interest rate environment and that distributions will be larger than currently projected;
  one-time expenses associated with the redemption of senior notes due 2023 in the third quarter of 2019 and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the management fees from JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2020, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2020	Mar. 31, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Net income/(loss) attributable to JMP Group	$1,124	($11,748)	($1,112)	($10,624)	$3,957

Add back/(subtract):
Income tax expense/(benefit)	176	(7,239)	(517)	(7,063)	(4,619)
Income/(loss) before taxes	1,300	(18,987)	(1,629)	(17,687)	(662)

Add back/(subtract):
Share-based awards and deferred compensation	(130)	546	587	416	1,431
Impairment of CLO equity	1,013	13,523	-	14,536	-
Early retirement of debt	-	89	-	89	-
Amortization of intangible asset – CLO III	-	-	-	-	277
Unrealized (gain)/loss – real estate-related depreciation and amortization	516	338	221	854	778
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	802	3,766	(121)	4,568	(511)
Operating income/(loss) before taxes	3,501	(725)	(942)	2,776	1,313

Income tax expense/(benefit)	910	(189)	(245)	722	341
Operating net income/(loss)	$2,591	($537)	($697)	$2,054	$972

Operating net income/(loss) per share:
Basic	$0.13	($0.03)	($0.03)	$0.10	$0.05
Diluted (1)	$0.13	($0.03)	($0.03)	$0.10	$0.05

Weighted average shares outstanding:
Basic	19,582	19,532	20,772	19,557	21,028
Diluted (1)	19,744	19,654	20,962	19,676	21,151
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended March 31, 2020, and June 30, 2019, and for the six months ended June 30, 2020, was 19,531,824, 20,771,802, and 19,556,972, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At June 30, 2020, JMP Group’s book value per share was $2.87. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of operating net income. The add-back includes a tax provision related to the expense reversed in a given period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. As a result, adjusted book value per share was $3.69 for the quarter ended June 30, 2020, as set forth below.

(in thousands, except per share amounts)	June 30, 2020	Mar. 31, 2020	June 30, 2019

Shareholders' equity	$56,188	$51,629	$75,441

Accumulated unrealized loss – real estate-related depreciation and amortization	16,132	15,750	14,759

Adjusted shareholders' equity	$72,320	$67,379	$90,200

Book value per share	$2.87	$2.64	$3.91
Adjusted book value per share	$3.69	$3.45	$4.67

Basic shares outstanding	19,594	19,547	19,302

Quarterly operating ROE (1)	19.2%	(3.8%)	(3.4%)
LTM operating ROE (1)	0.4%	(4.4%)	6.2%

Quarterly adjusted operating ROE (1)	14.8%	(3.0%)	(2.9%)
LTM adjusted operating ROE (1)	0.3%	(3.6%)	5.1%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will not hold a conference call in connection with the release of the company’s financial results.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on many factors, including: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the anticipated effects of COVID-19 on the company’s business, results of operations and financial condition, and the potential timelines for reopening the economy and its improvement. Forward-looking statements reflect JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to JMP Group, may identify forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2019, as filed with the U.S. Securities and Exchange Commission on March 30, 2020, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2019, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC Consolidated Statements of Financial Condition (Unaudited)

(in thousands)	June 30, 2020	Dec. 31, 2019

Assets

Cash and cash equivalents	$47,219	$49,630
Restricted cash and deposits	1,287	1,287
Marketable securities owned	60,064	73,101
Other investments	22,693	35,309
Loans held for investment, net of allowance for loan losses	1,147	1,210
Other assets	74,473	69,720
Total assets	$206,883	$230,257

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased	$2,417	$3,855
Accrued compensation	16,420	30,253
Bond payable, net of issuance costs	80,720	82,584
Note payable	10,610	6,812
Other liabilities	41,083	45,392
Total liabilities	151,250	168,896

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	56,188	61,688
Non-redeemable non-controlling interest	(555)	(327)
Total equity	55,633	61,361
Total liabilities and shareholders' equity	$206,883	$230,257

JMP GROUP LLC Consolidated Statements of Operations (Unaudited)

	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

Revenues:
Investment banking	$21,595	$17,736	$36,220	$29,615
Brokerage	5,645	4,657	9,832	9,192
Asset management fees	1,712	2,354	3,428	4,057
Principal transactions	(48)	1,423	(17,600)	6,711
Gain/(loss) on sale and payoff of loans	-	(21)	-	(38)
Net dividend income	10	293	237	589
Other income	912	793	1,847	758
Non-interest revenues	29,826	27,235	33,964	50,884

Interest income	1,890	2,772	4,104	17,063
Interest expense	(1,723)	(1,939)	(3,505)	(12,712)
Net interest income	167	833	599	4,351

Gain/(loss) on repurchase or early retirement of debt	-	-	697	-
Total net revenues	29,993	28,068	35,260	55,235

Non-interest expenses:
Compensation and benefits	22,386	19,945	38,599	37,167
Administration	1,067	2,748	3,289	4,677
Brokerage, clearing and exchange fees	647	733	1,281	1,434
Travel and business development	54	1,347	976	2,368
Managed deal expenses	950	1,334	1,538	1,867
Communications and technology	1,085	1,127	2,214	2,180
Occupancy	1,194	1,409	2,393	2,832
Professional fees	731	821	1,621	2,277
Depreciation	397	311	945	608
Other	208	5	208	500
Total non-interest expense	28,719	29,780	53,064	55,910

Net income/(loss) before income tax	1,274	(1,712)	(17,804)	(675)
Income tax expense/(benefit)	176	(517)	(7,063)	(4,619)
Net income/(loss)	1,098	(1,195)	(10,741)	3,944

Less: Net income/(loss) attributable to non-redeemable non-controlling interest	(26)	(83)	(117)	(13)
Net income/(loss) attributable to JMP Group	$1,124	($1,112)	($10,624)	$3,957

Net income/(loss) attributable to JMP Group per share:
Basic	$0.06	($0.05)	($0.54)	$0.19
Diluted	$0.06	($0.05)	($0.54)	$0.19

Weighted average common shares outstanding:
Basic	19,582	20,772	19,557	21,028
Diluted	19,744	20,772	19,557	21,151

Contacts

Investor Relations Contact
JMP Group LLC

Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.

Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com